Exhibit 10.5

BANDAG, INCORPORATED
2004 STOCK GRANT AND AWARDS PLAN
(As Amended and Restated Effective February 18, 2005)

        1.     Purposes, History and Effective Date.

        (a)     Purpose. The Bandag, Incorporated 2004 Stock Grant and Awards Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors and employees and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s Class A common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

        (b)     History. Prior to the effective date of this Plan, the Company had in effect the 1999 Plan, which was originally effective February 8, 1999. Upon shareholder approval of this Plan, the 1999 Plan will terminate and no new awards will be granted under the 1999 Plan (except for the possible grant of awards of restricted stock in February 2005 to participants in the Company’s annual award plan), although awards granted under such plan and still outstanding will continue to be subject to all terms and conditions of such plan.

        (c)     Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date. This Plan will terminate as provided in Section 15.

        2.     Definitions. Capitalized terms used in this Plan have the following meanings:

        (a)     “1999 Plan” means the Bandag, Incorporated Stock Award Plan, as amended.

        (b)     “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act or any successor rule or regulation thereto.

        (c)     “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Dividend Equivalent Units or an Incentive Award.

        (d)     “Award Agreement” means any written agreement, contract, or other instrument or document evidencing the grant of an Award in such form as the Committee determines.

        (e)     “Board” means the Board of Directors of the Company.

        (f)     “Change of Control” means the occurrence of any one of the following events:

(i) the consummation of a transaction that results in a sale, exchange, transfer, or other disposition of all, or substantially all, of the assets of the Company; or

(ii) the consummation of a transaction that results in the merger or consolidation of the Company with or into any other corporation under circumstances where the shareholders of the Company immediately prior to such merger or consolidation, will own, directly or indirectly, after such merger or consolidation, securities representing less than a majority of the voting control of the corporation surviving any such merger or consolidation.

        (g)      “Change of Control Price” means the highest Fair Market Value price per Share during the sixty (60)-day period preceding the date of a Change of Control.

        (h)      “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

        (i)      “Committee” means the Management Continuity and Compensation Committee of the Board (or a successor committee with the same or similar authority), except that with respect to any Awards to non-employee directors, “Committee” means the Nominating and Corporate Governance Committee.

        (j)      “Company” means Bandag, Incorporated, an Iowa corporation and any successor thereto.

        (k)      “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

        (l)      “Disability” has the meaning ascribed to such term in the Company’s or Subsidiary’s long-term disability plan applicable to a Participant, or if no such plan exists as determined by the Committee.

        (m)      “Disinterested Persons” means the non-employee directors of the Company within the meaning of Rule 16b-3 as promulgated under the Exchange Act.

        (n)      “Dividend Equivalent Unit” means the right to receive a payment equal to the cash dividends paid with respect to a Share.

        (o)      “Effective Date” means the date the Board approves this Plan; provided that the effectiveness of any Awards granted prior to shareholder approval of the Plan shall be contingent on such approval.

        (p)      “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

        (q)      “Fair Market Value” with respect to a Share on a particular date means (i) if the Stock is listed for trading on the New York Stock Exchange, the average of the high and low reported sales prices as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (ii) if the Stock is not listed or admitted to trading on the New York Stock Exchange, the average of the high and low reported sales prices on the principal national securities exchange on which the Stock is listed or admitted to trading, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (iii) if the Stock is not listed or admitted to trading on any national securities exchange, the average of the highest and lowest quoted sale price, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (iv) if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or such other system then in use, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date the Stock is not quoted by any such organization, the average of the high bid and low asked prices as furnished by a professional market maker making a market in the Stock selected by the Board for the date in question; or (vi) if on any such date no market maker is making a market in the Stock, the price as determined in good faith by the Committee.

        (r)      “Incentive Award” means the right to receive a payment to the extent Performance Goals are achieved and shall include “Annual Incentive Awards” as described in Section 12 and “Long-Term Incentive Awards” as described in Section 13.

        (s)      “Option” means the right to purchase Shares at a specified price for a specified period of time.

        (t)      “Participant” means an individual selected by the Committee to receive an Award, and includes any individual who holds an Award after the death of the original recipient, provided that incentive stock options may only be issued to employees of the Company and its subsidiaries, as defined in Section 424(f) of the Code.

        (u)      “Performance Goals” means any goals the Committee establishes that relate to one or more of the following for such period as the Committee specifies:

(i) Any of the following as determined for the Company on a consolidated basis, for any one or more Affiliates or divisions of the Company and/or for any other business unit or units of the Company, as determined by the Committee at the time an Award is made:

(1)	Net Income before or after taxes;

(2)	Return measures, including but not limited to return on assets, equity, or sales;

(3)	Cash flow return on investments, which equals net cash flows divided by owners equity;

(4)	Earnings before or after taxes;

(5)	Gross revenues;

(6)	Share price, including but not limited to growth measures and total shareholder return;

(7)	Economic profit, defined as, but not limited to, after tax operating profit less the cost of capital; and

(8)	Customer satisfaction results.

(ii) Basic earnings per Share for the Company on a consolidated basis.

(iii) Diluted earnings per Share for the Company on a consolidated basis.

As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee at the time the Award is made, will exclude the effects of (i) extraordinary, unusual, transition, one-time and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business or arising from the sale of assets outside the ordinary course of business, (iii) changes in tax or accounting regulations or laws, (iv) a merger or acquisition, or (v) repurchases of Company stock, that in each case the Company identifies in its audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report. In the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in this Plan.

        (v)      “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

        (w)      “Performance Units” means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

        (x)      “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

        (y)      “Plan” means this Bandag, Incorporated 2004 Stock Grant and Awards Plan, as may be amended from time to time.

        (z)      “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

        (aa)      “Restricted Stock Unit” means the right to receive a payment valued in relation to a unit that has a value equal to the Fair Market Value of a Share, which right may vest upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

        (bb)      “Retirement” means termination of employment from the Company and its Affiliates on or after age sixty (60) with ten or more years of service for vesting purposes as determined under any qualified retirement plan of the Company.

(cc)	“Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

        (dd)      “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

        (ee)      “Share” means a share of Stock.

        (ff)      “Stock” means the Class A Common Stock of the Company.

        (gg)      “Stock Appreciation Right” or “SAR” means the right of a Participant to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

        (hh)      “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each such corporation owns stock possessing fifty percent (50%) or more of the total combined voting power in one of the other corporations in the chain.

        3.     Administration. In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or Agreement in the manner and to the extent it deems desirable to carry this Plan into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan.

        4.     Eligibility. The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or employee, or a Non-Employee Director. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year.

        5.     Types of Awards. Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate of the Company). All Awards granted under the Plan shall be evidenced by an Award Agreement.

        6.     Shares Reserved under this Plan.

        (a)     Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of 2,000,000 Shares are reserved for issuance under this Plan. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. Notwithstanding the foregoing, the Company may grant incentive stock options for no more than 100,000 shares and may issue no more than 750,000 Shares as Restricted Stock.

        (b)     Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, or if Shares are forfeited under an Award, then the Shares subject to such Award may again be used for new Awards under this Plan under Section 6(a), including issuance as incentive stock options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award, then such Shares may again be used for new Awards under this Plan under Section 6(a), but such Shares may not be issued pursuant to incentive stock options.

        (c)     Participant Limitations. Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

(i) receiving in any calendar year Options for, and/or Stock Appreciation Rights with respect to, more than 135,000 Shares;

(ii) receiving in any calendar year Awards of Restricted Stock and/or Restricted Stock Units relating to more than 100,000 Shares;

(iii) receiving in any calendar year Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 100,000 Shares;

(iv) receiving in any calendar year Awards of Performance Units which are not based on the Fair Market Value of Shares which could result in a payment of more than $2,000,000;

(v) receiving an Annual Incentive Award in respect of any single fiscal year of the Company of more than $1,000,000; or

(vi) receiving a Long-Term Incentive Award of more than $2,000,000 in respect of any period of three consecutive fiscal years of the Company.

In all cases, determinations under this Section 6(c) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

        7.     Options. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to:

        (a)      Whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; provided that in the case of an incentive stock option, if the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which all “incentive stock options” (within the meaning of Code Section 422) are first exercisable by the Participant during any calendar year (under this Plan and under all other incentive stock option plans of the Company or any Affiliate that is required to be included under Code Section 422) exceeds $100,000, such Option automatically shall be treated as a nonqualified stock option to the extent this limit is exceeded.

        (b)      The number of Shares subject to the Option.

        (c)      The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that (i) no incentive stock option shall be granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary unless the exercise price is at least 110% of the Fair Market Value of a Share on the date of grant; and (ii) the exercise price may vary during the term of the Option if the Committee determines that there should be adjustments to the exercise price relating to achievement of Performance Goals and/or to changes in an index or indices that the Committee determines is appropriate (but in no event may the exercise price be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant).

        (d)      The terms, conditions and manner of exercise, which may include a requirement that exercise of the Option is conditioned upon achievement of one or more Performance Goals; provided that, unless the Committee provides otherwise in an Award Agreement:

(i) An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company (or its designee) and payment of the full price of the Shares being purchased pursuant to the Option and any withholding taxes due thereon.

(ii) A Participant may exercise an Option with respect to less than the full number of Shares for which the Option may then be exercised, but a Participant must exercise the Option in full Shares.

(iii) The exercise price may be paid: in United States dollars in cash or by check, bank draft or money order payable to the order of the Company; through the delivery of Shares with an aggregate Fair Market Value on the date of exercise equal to the exercise price; or by any combination of the above methods of payment. The Committee shall determine acceptable methods for tendering Shares as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate, including, without, limitation, any limitation or prohibition designed to avoid certain accounting consequences that may result from the use of Shares as payment upon exercise of an Option.

        (e)      The termination date, except that each Option must terminate no later than ten (10) years after the date of grant, and each incentive stock option granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary must terminate no later than five (5) years after the date of grant.

        (f)      The exercise period following a Participant’s termination of employment or service, provided that:

(i) Unless the Committee provides otherwise, if a Participant shall cease to be employed by, or provide services to, the Company or any of its Affiliates other than by reason of Retirement, Disability, or death, (A) the portion of the Option that is not vested shall terminate on the date of such cessation of employment or service and (B) the Participant shall have a period ending on the earlier of the Option’s termination date or 90 days from the date of cessation of employment or service to exercise the vested portion of the Option to the extent not previously exercised. At the end of such period, the Option shall terminate.

(ii) Unless the Committee provides otherwise, if a Participant shall cease to be employed by, or provide services to, the Company or any of its Affiliates by reason of Retirement or Disability, the Option shall remain exercisable, to the extent it was exercisable at the time of cessation of employment or service, until the earliest of: (A) the Option’s termination date; (B) the death of the Participant, or such later date not more than one year after the death of the Participant as the Committee, in its discretion, may provide; (C) the third anniversary of the date of the cessation of the Participant’s employment or service, if employment or service ceased by reason of Retirement; or (D) the first anniversary of the date of the cessation of the Participant’s employment or service by reason of Disability. At the end of such period, the Option shall terminate.

(iii) Unless the Committee provides otherwise, in the event of the death of the Participant while employed by, or in the service of, the Company or any of its Affiliates, the Option may be exercised at any time prior to the earlier of the Option’s termination date or the first anniversary of the date of the Participant’s death to the extent that the Participant was entitled to exercise such Option on the Participant’s date of death. In the event of the death of the Participant while entitled to exercise an Option pursuant to Section 7(f)(ii), the Committee, in its discretion, may permit such Option to be exercised prior to the Option’s termination date during a period of up to one year from the death of the Participant, as determined by the Committee to the extent that the Option was exercisable at the time of cessation of the Participant’s employment or service.

Any Participant who disposes of Shares acquired upon the exercise of an incentive stock option either (a) within two years after the date of the grant of such Option or (b) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

In all other respects, the terms of any incentive stock option must comply with the provisions of Code Section 422.

        8.     Stock Appreciation Rights. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to:

        (a)      Whether the SAR is granted independently of an Option or relates to an Option; provided that if an SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

        (b)      The number of Shares to which the SAR relates.

        (c)      The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant.

        (d)      The terms and conditions of exercise or maturity.

        (e)      The term, provided that an SAR must terminate no later than 10 years after the date of grant.

        (f)      Whether the SAR will be settled in cash, Shares or a combination of cash and Shares.

        9.     Performance Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Performance Shares or Performance Units, including but not limited to:

        (a)      The number of Shares and/or units to which such Award relates.

        (b)      One or more Performance Goals that must be achieved during such period as the Committee specifies in order for the Participant to realize the benefit of such Award.

        (c)      Whether all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement.

        (d)      With respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares.

        (e)      With respect to Performance Units, whether to settle such Award in cash, Shares, or a combination of cash and Shares.

        10.     Restricted Stock and Restricted Stock Unit Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Restricted Stock or Restricted Stock Units, including but not limited to:

        (a)      The number of Shares and/or units to which such Award relates.

        (b)      The period of time, if any, over which the restrictions imposed on the Award will lapse, and whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period, if any, as the Committee specifies; provided that, subject to the provisions of Section 10(c), if an Award requires the achievement of Performance Goals, then the period to which such Performance Goals relate must be at least one year in length, and if an Award is not subject to Performance Goals, then the Award must have a restriction period of at least three years.

        (c)      Whether all or any portion of the restrictions imposed on the Award are accelerated upon a Participant’s death, Disability or Retirement.

        (d)      With respect to Restricted Stock Units, whether to settle such Awards in cash, Shares, or a combination of cash and Shares.

        (e)      With respect to Restricted Stock, the manner of registration of certificates for such Shares, and whether to hold such Shares in escrow pending lapse of the restrictions or to issue such Shares with an appropriate legend referring to such restrictions.

        (f)      Whether dividends paid with respect to an Award of Restricted Stock will be immediately paid or held in escrow or otherwise deferred and whether such dividends shall be subject to the same terms and conditions as the Award to which they relate.

        11.     Dividend Equivalent Units. Subject to the terms and conditions of this Plan, the Committee will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether such Award will be granted in tandem with another Award, and the form, timing and conditions of payment.

        12.     Annual Incentive Awards.Subject to the terms of this Plan, the Committee will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, whether payment is to be made in cash, Shares or a combination thereof, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement; and (b) the performance period must relate to a period of at least one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year.

        13.     Long-Term Incentive Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, whether payment is to be made in cash, Shares or a combination thereof, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement; and (b) the performance period must relate to a period of more than one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a shorter period.

        14.     Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer an Award.

        15.     Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

        (a)     Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on the tenth anniversary of the Effective Date.

        (b)     Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment, alteration, suspension, discontinuance or termination of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii) shareholders must approve any amendment, alteration, suspension, discontinuance or termination of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii) shareholders must approve any of the following Plan amendments: (A) an amendment to increase any number of Shares specified in Section 6(a) or 6(c) (except as permitted by Section 17) or (B) an amendment to the provisions of Section 15(e).

        (c)     Amendment, Modification or Cancellation of Awards. Except as provided in Section 15(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 17), but the Committee need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 17(a) or the modification of an Award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Award for the Company.

        (d)     Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 15 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

        (e)     Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 17, neither the Committee nor any other person may decrease the exercise price for any outstanding Option after the date of grant nor allow a Participant to surrender an outstanding Option to the Company as consideration for the grant of a new Option with a lower exercise price.

        (f)     Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Sections 15(b)(i) and 15(b)(ii).

        16.     Taxes. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires.

        17.     Adjustment Provisions; Change of Control.

        (a)     Adjustment of Shares. If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then, subject to Participants’ rights under Section 17(c), the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(c)), and which may after the event be made the subject of Awards under this Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change of Control, then (A) such payment shall be at least as favorable to the holder as the greatest amount the holder could have received in respect of such Award under Section 17(c) and (B) from and after the Change of Control, the Committee may make such a provision only if the Committee determines that doing so is necessary to substitute, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this subsection (a). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. Without limitation, subject to Participants’ rights under Section 17(c), in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

        (b)     Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

        (c)     Change of Control. Except to the extent the Committee provides a result more favorable to holders of Awards (either in an Award Agreement or at the time of a Change of Control), in the event of a Change of Control:

(i) each holder of an Option or SAR (A) if employed by or in the service of the Company or an Affiliate at the time of the Change of Control, shall have the right at any time thereafter to exercise the Option or SAR in full whether or not the Option or SAR was theretofore exercisable; and (B) shall have the right, exercisable by written notice to the Company within 30 days after the Change of Control, to receive, in exchange for the surrender of the Option or SAR, an amount of cash equal to the excess of the Change of Control Price of the Shares covered by the Option or SAR that is so surrendered over the purchase or grant price of such Shares under the Award;

(ii) Restricted Stock and Restricted Stock Units that are not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock or Restricted Stock Units shall have the right, exercisable by written notice to the Company within 30 days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock or Restricted Stock Units, an amount of cash equal to the Change of Control Price of such Restricted Stock or Restricted Stock Units;

(iii) each holder of a Performance Share and/or Performance Unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within 30 days after the Change of Control, to receive, in exchange for the surrender of the Performance Share and/or Performance Unit, an amount of cash equal to the product of the value of the Performance Share and/or Performance Unit and a fraction the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period;

        (iv)      each holder of a Performance Share and/or Performance Unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share and/or Performance Unit;

        (v)      all Dividend Equivalent Units that are vested but not yet paid shall be paid, any Dividend Equivalent Units that were awarded in connection with another Award shall vest and become payable to the same extent as the Award to which it relates, and any other Dividend Equivalent Units shall become fully vested and immediately payable; and

        (vi)      all Annual and Long-Term Incentive Awards that are earned but not yet paid shall be paid, and all Annual and Long-Term Incentive Awards that are not yet earned shall be deemed to have been earned pro rata, as if the Performance Goals are attained as of the effective date of the Change of Control, by taking the product of (A) the Participant’s target award opportunity for the period to which the Award is subject, and (B) a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period.

For purposes of this Section 17, the “value” of a Performance Share and a Restricted Stock Unit shall be equal to, and the “value” of a Performance Unit the value of which is equal to the Fair Market Value of one or more Shares shall be based on, the Change of Control Price.

Unless any agreement between the Participant and the Company provides for a payment by the Company to the Participant to cover the excise taxes due by the Participant upon receipt of an excess parachute payment within the meaning of Code Section 280G, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

        18.     Miscellaneous.

        (a)     Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that if Shares would have otherwise been issued under an Award but for the deferral described in this paragraph, then such Shares shall be treated as if they were issued for purposes of Section 6(a));

(ii) to the extent permitted by applicable law, the payment of the purchase price of Options by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price or any other form of cashless exercise in accordance with applicable law;

(iii) restrictions on resale or other disposition of Shares, including imposition of a retention period; and

(iv) compliance with federal or state securities laws and stock exchange requirements.

        (b)     Employment or Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Corporation and any Affiliate of the Company, or between the Company’s Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate of the Company shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii) a Participant who ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes a Non-Employee Director, a non-employee director of any of its Affiliates, or a consultant to the Company or any of its Affiliates shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv) a Participant employed by an Affiliate of the Company will be considered to have terminated employment when such entity ceases to be an Affiliate of the Company.

        (c)     No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

        (d)     Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

        (e)     Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

        (f)     Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Iowa, without reference to any conflict of law principles. The parties agree that the exclusive venue for any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, shall be a court sitting in the County of Muscatine, or the Federal District Court for the Southern District of Iowa sitting in the County of Scott, in the State of Iowa, and further agree that any such action may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to assert a jury trial.

        (g)     Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

        (h)     Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

        (i)     Severability. If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.